[PAUL-SON GAMING CORPORATION LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November 14, 2000

To the Stockholders of Paul-Son Gaming Corporation:

          The annual meeting of the stockholders of Paul-Son Gaming Corporation (the "Company") will be held at Treasure Island at the Mirage, 3300 South Las Vegas Boulevard, Las Vegas, Nevada 89109, on Tuesday, November 14, 2000, at 10:00 a.m. local time, for the following purposes:

(1)   to elect Richard W. Scott and Paul S. Dennis as directors of the Company; and

(2)   to transact such other business as may properly come before the meeting.

          Only stockholders of record at the close of business on September 27, 2000 are entitled to notice of and to vote at the annual meeting. The stock transfer books will not be closed.

          Stockholders are cordially invited to attend the annual meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO EXECUTE AND DATE THE ENCLOSED FORM OF PROXY AND TO FORWARD IT TO THE SECRETARY OF THE COMPANY WITHOUT DELAY SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE ANNUAL MEETING.

          A copy of the 2000 Annual Report to Stockholders, including financial statements for the twelve months ended May 31, 2000, is enclosed.

By order of the Board of Directors,

/s/ Eric P. Endy

Eric P. Endy, Secretary

DATED: October 9, 2000

Paul-Son Gaming Corporation

PROXY STATEMENT

TABLE OF CONTENTS

PROXY STATEMENT	3
VOTING SECURITIES	3
ELECTION OF DIRECTORS	5

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND
          EXECUTIVE OFFICERS
          Directors and Executive Officers
          Committees of the Board of Directors
          Board of Directors' Meetings
          Compensation of Non-Employee Directors

6 6 7 8 8

COMPENSATION OF EXECUTIVE OFFICERS
          Compensation Committee and Incentive Plan Committee Report on Executive
                Compensation
          Compensation Committee and Incentive Plan Committee Interlocks and Insider
                 Participation
          Stock Performance Chart

9 10 11 12
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS Indemnification of Directors and Officers	13 13
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	13
INDEPENDENT PUBLIC ACCOUNTANTS	14
VOTING PROCEDURES	14
2001 ANNUAL MEETING OF STOCKHOLDERS	14
OTHER BUSINESS	15

Paul-Son Gaming Corporation

1700 S. Industrial Road
Las Vegas, Nevada 89102

PROXY STATEMENT

          This Proxy Statement is furnished to the stockholders of Paul-Son Gaming Corporation (the "Company") in connection with the annual meeting (the "Annual Meeting") of stockholders of the Company to be held at Treasure Island at the Mirage, 3300 South Las Vegas Boulevard, Las Vegas, Nevada 89109, on Tuesday, November 14, 2000, at 10:00 a.m. local time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders ("Notice").

          The accompanying proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about October 10, 2000. Any stockholder giving a proxy has the power to revoke it prospectively by giving written notice to the Company, addressed to Eric P. Endy, Secretary, at the Company's principal address before the Annual Meeting, by delivering to the Company a duly executed proxy bearing a later date, or by notifying the Company at the Annual Meeting prior to the commencement of the Annual Meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by the Company prior to the commencement of the Annual Meeting, or any adjournment thereof.

          None of the proposals to be voted on at the Annual Meeting creates a right of appraisal under Nevada law. A vote "FOR" or "AGAINST" any of the proposals set forth herein will only affect the outcome of the proposal.

          The expenses of making the solicitation will consist of the costs of preparing, printing, and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding such documents to security owners. These are the only contemplated expenses of solicitation, and they will be paid by the Company.

VOTING SECURITIES

          The close of business on September 27, 2000 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the Annual Meeting. The securities entitled to vote at the Annual Meeting consist of shares of common stock, par value $.01 ("Common Stock"), of the Company, with each share entitling its owner to one vote. Common Stock is the only outstanding class of voting securities authorized by the Company's Articles of Incorporation. The number of outstanding shares of Common Stock at the close of business on September 27, 2000 was 3,449,818. Stockholders do not possess the right to cumulate their votes for the election of directors.

          The Company's Articles of Incorporation authorize the Company to issue 10,000,000 shares of preferred stock, par value $.01 ("Preferred Stock"), in one or more series, with such rights, preferences, restrictions, and privileges as may be fixed by the Company's Board of Directors, without further action by the Company's stockholders. The issuance of the Preferred Stock could adversely affect the rights, including voting rights, of the holders of the Common Stock and could impede an attempted takeover of the Company. None of the Preferred Stock is issued or outstanding, and the Company has no present plans to issue shares of Preferred Stock.

          The following is a list of the beneficial stock ownership at the close of business on September 20, 2000 of (1) all persons who beneficially owned more than 5% of the outstanding Common Stock, (2) all directors and director nominees, and (3) all executive officers, directors and director nominees as a group. These share amounts are based upon record-ownership listings as of that date, according to the Securities and Exchange Commission Forms 3 and 4 and Schedules 13D of which the Company has received copies, and according to verifications as of September 20, 1999, which the Company solicited and received from each executive officer and director:

Title of Class ---------------	Name and Address of Beneficial Owner -------------------------------------------	Amount and Nature of Beneficial Ownership[1] --------------------------------	Percent of Class -----------------------------
Common	Eric P. Endy 1700 S. Industrial Road Las Vegas, Nevada 89102	1,845,467[2]	52.0
Common	Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	178,900[3]	5.2
Common	Jerry G. West	24,500[4]	*
Common	Richard W. Scott	9,000[5]	*
Common	Paul S. Dennis[6]	5,000	*
Common	All executive officers, directors and director nominees as a group (5 persons)	1,884,967[7]	52.6

-----------------------
 *Beneficial ownership does not exceed 1% of the outstanding Common Stock.
   1Unless otherwise noted, the persons identified in this table have sole voting and investment power with regard to the shares beneficially owned.
   2Includes options granted to Mr. Endy to purchase 97,000 shares issuable under the Company's 1994 Long-Term Incentive Plan (the "Incentive Plan"). Mr. Endy beneficially owns the following shares in the manner described:

Paul S. Endy, Jr. Living Trust	1,610,912
Direct	113,555
Certain trusts established for the benefit of Mr. Endy's family	18,000
Mr. Endy's spouse	6,000 --------------------
Total shares	1,748,467

   3 Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the

Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power of these shares. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.
   4Includes options to purchase 24,500 shares issuable under the Company's 1994 Directors' Stock Option Plan (the "Directors' Plan").
   5Includes options to purchase 9,000 shares issuable under the Directors' Plan.
   6Nominated to be a director of the Company.
   7Includes options to purchase 97,000 shares issuable under the Incentive Plan and options to purchase 33,500 shares issuable under the Directors' Plan.

ELECTION OF DIRECTORS

          The Company's Board of Directors currently consists of four persons in three categories who are elected for staggered terms of three years each. Two directors' terms expire at the Annual Meeting, one director's term expires in 2001, and one director's term expires in 2002. Directors are to serve until their successors are elected and have been qualified.

          Each Company director may be required to be found suitable or qualified, as applicable, by the Nevada Gaming Commission or the New Jersey Casino Control Commission, as well as relevant regulatory agencies in any of the other jurisdictions in which the Company is licensed or conducts business (collectively, the "Gaming Authorities"), to serve as a director of the Company. No director of the Company has been found unsuitable or unqualified, as applicable, by the Gaming Authorities. Should any director not be found suitable or qualified, as applicable, by one or more of the Gaming Authorities, that person will not be eligible to continue on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next annual meeting of stockholders.

          If the enclosed proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, the proxy will be voted in favor of the nominees, Richard W. Scott and Paul S. Dennis, for terms expiring in 2003. Both of the nominees have consented to serve if elected and the Board of Directors presently has no knowledge or reason to believe that either of the nominees will be unable to serve. If either such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace either such nominee. Any additional vacancies on the Board of Directors which occur during the year will be filled, if at all, by the Board of Directors through an appointment of an individual to serve until the next annual meeting of stockholders. There will be no cumulative voting for the election of directors.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF MESSRS. SCOTT AND DENNIS TO THE BOARD OF DIRECTORS

INFORMATION CONCERNING THE BOARD
OF DIRECTORS AND EXECUTIVE OFFICERS

          The following information is furnished with respect to each member or nominee to the Board of Directors, each of whom, unless otherwise indicated, has served as a director continuously since the year shown opposite his name. Similar information is provided for the Company's executive officers. There are no family relationships between or among any directors, nominees to the Board of Directors or executive officers of the Company.

Directors and Executive Officers

          The directors and executive officers of the Company are as follows:

Name ---------------------------	Age --------	Director Since ---------------	Term Expires ---------------	Position with the Company --------------------------------------------
Eric P. Endy	45	1993	2002	Chairman of the Board, Chief Executive Officer, President and Secretary
Jerry G. West	57	1994	2001	Director
Richard W. Scott	62	1995	2000	Director (Nominee to the Board for term expiring in 2003)
Paul S. Dennis	62	2000	2000	Nominee to the Board for term expiring in 2003
John M. Garner	41	-	-	Treasurer and Chief Financial Officer

          Eric P. Endy has been Chairman of the Board and Chief Executive Officers of the Company since November 1998, a Director of the Company since the Company's inception in 1993, President since January 1994, and Secretary since May 1998. From May 1998 to July 1998 Mr. Endy was Treasurer of the Company, and from January 1994 to July 1995, Mr. Endy was Chief Operating Officer of the Company. Mr. Endy has been Chairman of the Board, President and Chief Executive Officer of Paul-Son Gaming Supplies, Inc. ("Paul-Son Supplies") since November 1998, and Executive Vice President and General Manager of Paul-Son Supplies since July 1990. From 1988 to March 1994, Mr. Endy served as a Director of Paul-Son Playing Cards. Mr. Endy has been a board member of the National Indian Gaming Association since 1991. Since 1989, Mr. Endy has been an advisor to the International Gaming Business Exposition.

          Jerry G. West has been a Director of the Company since April 1994. Mr. West is currently self employed as a private investigator licensed in the state of Nevada. From 1969 until his retirement in 1993, Mr. West was a special agent with the United States Federal Bureau of Investigation.

          Richard W. Scott has been a Director since July 1995. From 1986 to 1994, Mr. Scott was Vice President and, since 1994, Mr. Scott has been President of Sports Media Network, Las Vegas, Nevada, a licensed disseminator of live horse and dog race information to Nevada sports books. From 1962 to 1986, Mr. Scott was a Nevada licensed veterinarian.

          Paul S. Dennis has been a Director since October 2000. Since 1977, Mr. Dennis has been President and Chief Executive Officer of Associated Health Care Management Company, Inc., Cleveland, Ohio, which manages ten nursing homes and congregate living facilities. Mr. Dennis also serves as a director and officer with various companies and business ventures in the hardware and lumber distribution, pharmaceuticals distribution and steel fabrication industries. Mr. Dennis has a nursing home administrator's license from the states of Ohio and Nevada and is a member of the American College of Health Care Administrators.

          John M. Garner has been Treasurer and Chief Financial Officer of the Company since July 1998, and Treasurer of Paul-Son Supplies since October 1998. From September 1996 to April 1998, Mr. Garner was Corporate Controller of Alliance Gaming Corp., a gaming equipment manufacturer, distributor and route operator. From December 1994 to September 1996, Mr. Garner was Vice President Finance, and from July 1989 to December 1994 Controller, of Bally Gaming, Inc., a gaming equipment manufacturer and distributor. Prior to joining Bally Gaming, Inc., Mr. Garner was an audit manager in the Reno, Nevada office of the accounting firm of Ernst & Young.

Committees of the Board of Directors

          The Board of Directors has five standing committees: the Audit Committee; the Compensation Committee; the 1994 Long-Term Incentive Plan Committee (the "Incentive Plan Committee"); the 1994 Directors' Stock Option Plan Committee (the "Directors' Plan Committee"); and the Compliance Committee.

          The Audit Committee is comprised of Jerry G. West and Richard W. Scott. The Audit Committee's function is to review reports of independent public accountants to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company's auditors to determine the scope of compliance and any deficiencies; to consider selection of independent public accountants; to review certain related party transactions; and to make periodic reports on such matters to the Board of Directors. The Audit Committee met 4 times during the twelve months ended May 31, 2000.

          The Compensation Committee consists of Jerry G. West and Richard W. Scott. The Compensation Committee's function is to review and make recommendations to the Board of Directors with respect to the salaries and bonuses for the Company's executive officers and the fees for the Company's directors. The Compensation Committee took certain action by consent but did not meet during the twelve months ended May 31, 2000.

          The Incentive Plan Committee consists of Jerry G. West and Richard W. Scott. The Incentive Plan Committee's function is to administer the Incentive Plan, including: determining such matters as the persons to whom awards will be granted, the number of shares to be awarded, when the awards will be granted, when the awards will vest, and the terms and provisions of the instruments evidencing the awards; interpreting the Incentive Plan; and notifying the Company's Board of Directors of all decisions concerning awards granted to Incentive Plan participants. The Incentive Plan Committee took certain action by consent but did not meet during the twelve months ended May  31, 2000.

          The Directors' Plan Committee currently consists of Eric P. Endy. Mr. Endy is not eligible to participate in the Directors' Plan. The Directors' Plan Committee administers the Directors' Plan; however, it has no discretion to determine or vary any matters which are fixed under the terms of the Directors' Plan. Fixed matters include, but are not limited to, which non-employee directors will receive awards, the number of shares of Common Stock subject to each option award, the exercise of any option, and the means of acceptable payment for the exercise of the option. The Directors' Plan Committee has the authority to otherwise interpret the Directors' Plan and make all determinations necessary or advisable for its administration. All decisions of the Directors' Plan Committee are subject to approval by the Board of Directors. The Director's Plan Committee took certain action by consent but did not meet during the twelve months ended May 31, 2000.

          The Compliance Committee consists of Jerry G. West, Eric P. Endy and certain other Company employees. The Compliance Committee's function is to oversee implementation of and compliance with internal operating systems which will ensure compliance with all gaming laws applicable to the Company's operations. Membership on the Compliance Committee is subject to the administrative approval of the Chairman of the Nevada State Gaming Control Board. The Compliance Committee met 12 times during the twelve months ended May 31, 2000.

Board of Directors' Meetings

          The Board of Directors of the Company meets at least quarterly and in the fiscal year ended May 31, 2000, the Board of Directors held seven meetings. All of the incumbent directors attended at least 75% of (i) the meetings of the Board of Directors held during the period for which they have been a director and (ii) the meetings held by all committees of the Board of Directors on which they served.

Compensation of Non-Employee Directors

          Directors who are not employees or consultants of the Company receive annual fees of $10,000, plus $500 for attendance at each meeting of the Board of Directors and each meeting of the Audit, Compliance or Compensation Committees. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board of Directors and committee meetings.

          Additionally, certain non-employee directors who are not consultants to the Company are granted options to purchase Common Stock under the Directors' Plan. Under the Directors' Plan, eligible non-employee directors initially receive a one-time option to purchase 6,000 shares of Common Stock following such director's election to the Board of Directors. Thereafter, each such director receives a grant to purchase 2,000 shares of Common Stock each year, at the beginning of such director's fourth year of service. In addition, on the anniversary of each such Director's election or appointment to the Board of Directors such director also receives options to purchase 1,500 shares of Common Stock for serving on the Audit Committee, the Compliance Committee or the Compensation Committee for at least six months during the twelve months prior to the date of grant.

          Under the terms of the Directors' Plan, the initial option grant is exercisable to the extent of vesting. The initial option vests over a three-year period, with one-third of the initial option vesting upon each anniversary of such non-employee director's election to the Board of Directors. Annual option grants are fully vested upon grant, but are only exercisable six months and one day from the date of grant. Unless special circumstances exist, each option expires on the later of the tenth anniversary of the date of its grant or nine months after the non-employee director retires. The option exercise price is the fair market value, as defined under the Directors' Plan, of the Common Stock on the date such option is granted.

          There were options to purchase 6,500 and 3,000 shares of Common Stock granted to Jerry G. West and Richard W. Scott, respectively, for the year ended May 31, 2000. The Company's non-employee directors who are currently eligible to participate in the Directors' Plan are Jerry G. West, Richard W. Scott and Paul S. Dennis.

COMPENSATION OF EXECUTIVE OFFICERS

          The following tables set forth compensation for the fiscal year ended May 31, 2000 received by Eric P. Endy, the Company's Chairman of the Board, Chief Executive Officer, President and Secretary, and John M. Garner, the Company's Chief Financial Officer and Treasurer.

SUMMARY COMPENSATION TABLE

		Annual Compensation ---------------------------------------------------------------			Long Term Compensation ----------------------------------------------------------------
					Awards ----------------------------------------		Payouts ---------------
Name and Principal Position -------------------------------	Fiscal Year ----------	Salary ($) -----------	Bonus ($) -----------	Other Annual Compensation ($) ------------------	Restricted Stock Award(s) ($) ------------------	Options/ SARs (#) ----------------	LTIP Payouts ($) ----------------	All Other Compensation ($) ------------------------
Eric P. Endy, Chairman of the Board, Chief Executive Officer, President, and Secretary1	2000 1999 1998	155,070 155,070 149,106	1,550 3,101 3,129	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
John M. Garner, Chief Financial Officer and Treasurer2	2000 1999 1998	120,000 92,153 -0-	1,200 828 -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

       1Eric P. Endy was appointed Chairman of the Board and Chief Executive Officer in November 1998.
    2John M. Garner was appointed Chief Financial Officer and Treasurer in July 1998.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)1 -------------------------------------------------------------------	Value of Unexercised In-The Money Options/SARs at Fiscal Year-End ($)1,2 -----------------------------------------------------------------
Name ---------------------------	Shares Acquired on Exercise (#) ------------------	Value Realized ($) ----------------	Exercisable --------------------	Unexercisable ---------------------	Exercisable -------------------	Unexercisable ------------------
Eric P. Endy	-0-	-0-	97,000	-0-	-0-	-0-
John M. Garner	-0-	-0-	-0-	100,000	-0-	-0-

      1These numbers represent only options granted pursuant to the Incentive Plan; there are no stock appreciation rights.
   2Based on a closing price of $3.00 on May 31, 2000, the last trading day in May 2000, less the option exercise price.

Compensation Committee and Incentive Plan Committee Report on Executive Compensation

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee and Incentive Plan Committee Report on Executive Compensation and the Stock Performance Chart on page 12 shall not be incorporated by reference into any such filings.

          The Compensation Committee and Incentive Plan Committee (collectively, the "Committees"), composed entirely of directors who have never served as executive officers of the Company, determine and administer the compensation of the Company's executive officers.

          Although no compensation policy has been formalized, the Committees generally recommend that the Company compensate its executive officers at a level that will attract and retain individuals who are responsible for the management, development and success of the Company. The Committees believe that executive compensation should be designed to reward individuals for their services to the Company and encourage them to stay with the Company. The Committees' compensation decisions are submitted to the full Board of Directors for approval.

          Although the Committees believe that the Company's overall financial performance is an important factor in the total compensation of the Company's executive officers, no specific quantitative factors are applied in making compensation recommendations. The Committees also recognize qualitative factors such as successful supervision of the Company's operations, established relationships with key customers and the development of corporate projects and new products.

          The Committees also evaluate the total compensation of the Company's executive officers in light of the compensation practices and relative corporate financial performance of other companies in the gaming industry. The Committees' goal is for the Company to set base salaries for the Chief Executive Officer and other executive officers at appropriate levels which reflect the duties and scope of responsibilities of each officer's position. The Chief Executive Officer and other executive officers are also eligible to receive incentive compensation in the form of stock options under the Incentive Plan. During the last fiscal year no options were granted to executive officers.

          During the fiscal year ended May 31, 2000, in evaluating the compensation of Eric P. Endy, the Committees considered the financial performance of the Company and efforts exerted by Mr. Endy in expanding the Company's operations and implementing cost reduction policies. The Committees also considered industry experience of Mr. Endy, and his established customer relationships.

September 29, 2000	INCENTIVE PLAN COMMITTEE COMPENSATION COMMITTEE

Jerry G. West Richard W. Scott

Compensation Committee and Incentive Plan Committee Interlocks and Insider Participation

          The Company's executive compensation is determined by the Compensation Committee and the Incentive Plan Committee, no member of which is or was an officer of the Company. For the 2000 fiscal year, the Compensation Committee and the Incentive Plan Committee consisted of Messrs. Richard W. Scott and Jerry G. West.

Stock Performance Chart

The following chart compares the cumulative stockholder return on the Company's Common Stock, for the five year period from May 31, 1995 through May 31, 2000, in comparison with the cumulative return on the Standard & Poor's 500 Composite Stock Index and a self-determined industry peer group index.1

The following chart assumes $100 invested on May 31, 1995. The total return assumes the reinvestment of dividends, if any. The comparisons are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

Comparison of Cumulative Total Returns
Stock Performance Graph

[SEE ATTACHED GRAPHIC]

	31-May-95	31-May-96	31-May-97	31-May-98	31-May-99	31-May-00
Paul-Son Gaming Corporation	$100.00	$113.33	$183.33	$120.00	$ 77.49	$ 40.00
Total Return Index for S&P 500	$100.00	$128.44	$166.22	$217.22	$262.89	$290.44
Self Determined Peer Group1	$100.00	$128.96	$127.78	$150.92	$116.25	$152.68

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the fiscal year-end is not a trading day, the preceding trading day is used.
D. The index level for all series was set to 100.0 on 5/31/95.

     1The companies in the peer group include: Autotote Corp., Bally Gaming, Inc. (until its acquisition in July 1996), Casino Data Systems, American Gaming and Entertainment (formerly Gamma International, Ltd.), Conquest Industries, Inc., Gtech Holdings Corporation, Innovative Gaming, Inc., International Game Technology, Mikohn Gaming Corporation, Shuffle Master, Inc., Sodak Gaming, Inc., Alliance Gaming, Inc. and Powerhouse Technologies, Inc. (formerly Video Lottery Technologies, Inc.).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification of Directors and Officers

          Section 78.751 of Chapter 78 of the Nevada Revised Statutes ("NRS"), Article X of the Company's Articles of Incorporation, and Article VII of the Company's Bylaws contain provisions for indemnification of officers and directors of the Company. The indemnification provisions in the Articles of Incorporation require the Company to indemnify the Company's officers and directors to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding provided that such person's acts or omissions did not involve intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of NRS 78.300. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

          The Company's Articles of Incorporation also provide that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company has obtained and maintains such insurance.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission ("SEC") such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

          The Company believes that the transactions described above are on terms at least as favorable as would have been obtainable from non-related parties. The Company requires that the Audit Committee of the Board of Directors review certain related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and stockholders holding more than ten percent of the class of stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 31, 2000, all reports required under Section 16(a) filing requirements were filed as required, except that one report of a change in ownership for one transaction, covering a grant of options to purchase 6,500 shares was inadvertently filed late by Jerry G. West, and one report of a change in ownership for one transaction, covering a purchase of 1,000 shares, was inadvertently filed late by John M. Garner.

INDEPENDENT PUBLIC ACCOUNTANTS

          The Company's independent public accountants, Deloitte & Touche LLP, have audited the Company's books for the fiscal year ended May 31, 2000, and are expected to have a representative present at the Annual Meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

          The Company has not yet formally engaged an independent public accountant to audit the Company's financial statements for the year ended May 31, 2001.

VOTING PROCEDURES

          A majority of a quorum of stockholders present in person or represented by proxy voting "FOR" each of the matters being submitted to the stockholders is required to approve the matters being voted on at the meeting. A quorum of stockholders exists when a majority of the stock issued and outstanding and entitled to vote at a meeting is present, in person or represented by proxy, at the meeting. Abstentions are effectively treated as votes "AGAINST" a matter submitted to stockholders. Neither the Company's Articles of Incorporation, Bylaws, nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes.

          The Company has appointed three inspectors of election to: determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other acts which may be proper to conduct the election or vote with fairness to all stockholders.

2001 ANNUAL MEETING OF STOCKHOLDERS

          The next annual meeting of stockholders will be held on or about November 13, 2001. Stockholders desiring to present proper proposals at that meeting and to have their proposals included in the Company's Proxy Statement and form of proxy for that meeting must meet the eligibility and other criteria under Rule 14a-8 of the Exchange Act and must submit the proposal to the Company and such proposal must be received no later than May 31, 2001. Unless a stockholder proposal for the Company's 2000 Annual Meeting of Stockholders is submitted to the Company prior to August 25, 2000, management may use its discretionary voting authority to vote management proxies on the stockholder proposal without any discussion of the matter in the proxy statement.

OTHER BUSINESS

          The Board of Directors does not know of any other business which will be presented for action by the stockholders at the Annual Meeting. However, if any business other than that set forth in the Notice should be presented at the Annual Meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board of Directors of the Company, and in that connection will use their discretion and vote all proxies in accordance with their judgment. The Company's 2000 Annual Report to Stockholders, including financial statements for the twelve months ended May 31, 2000, accompanies these proxy materials, which are being mailed to all stockholders of the Company who were stockholders at the close of business on September 27, 2000.

By order of the Board of Directors,

/s/ Eric P. Endy

Eric P. Endy, Secretary

DATED: October 9, 2000

THE COMPANY'S ANNUAL REPORT ON SECURITIES AND EXCHANGE COMMISSION FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULE THERETO, FOR THE TWELVE MONTHS ENDED MAY 31, 2000, WILL BE FURNISHED WITHOUT CHARGE TO ANY BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING. TO OBTAIN A COPY OF THE FORM 10-K, WRITTEN REQUEST MUST BE MADE TO THE COMPANY AND THE REQUESTING PERSON MUST REPRESENT IN WRITING THAT HE WAS A BENEFICIAL OWNER OF THE COMPANY'S SECURITIES AS OF SEPTEMBER 27, 2000.

REQUESTS SHOULD BE ADDRESSED TO:

Paul-Son Gaming Corporation
Attention: John M. Garner
1700 S. Industrial Road
Las Vegas, Nevada 89102

PAUL-SON GAMING CORPORATION

Proxy for annual meeting of stockholders, November 14, 2000
Solicited by the board of directors

          The undersigned stockholder of Paul-Son Gaming Corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders in connection with the annual meeting of stockholders of the Company to be held at Treasure Island at the Mirage, Las Vegas, Nevada, on Tuesday, November 14, 2000 at 10:00 o'clock in the morning, local time, and hereby appoints Eric P. Endy and Jerry G. West, and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as follows:

(To be Signed on Reverse Side)
X	Please mark your votes as in this example using dark ink only.
	FOR	WITHHELD	NOMINEES:
1. ELECTION OF DIRECTORS	------------------	---------------------	Richard W. Scott Paul S. Dennis	2. In their discretion, upon such other matters as may properly come before the annual meeting.

(INSTRUCTIONS: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------------------------

The shares represented by this proxy will be voted as specified. If no specification is made, the shares represented by this proxy will be voted in favor of all nominees listed, and in the discretion of the proxies, on other matters that may properly come before the annual meeting.

------------------------------------------------------------------------------------------			Date ------------------------------

Signature(s)

NOTE: PLEASE SIGN PROXY EXACTLY AS YOUR NAME APPEARS. Date the Proxy in the space provided. If shares are held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.